Exhibit 10.10

AGREEMENT TO PARTICIPATE IN THE

FACET BIOTECH CORPORATION

RETENTION AND SEVERANCE PLAN

Effective December 18, 2008

In consideration of the benefits provided by the Facet Biotech Corporation Retention and Severance Plan (the “Plan”), the undersigned employee of Facet Biotech Corporation (the “Company”) and the Company agree that, as of the date written below, the undersigned shall become a Participant in the Plan and shall be fully bound by and subject to all of its provisions, subject to the modification of Section 4.1(b)(4) thereof, titled “Involuntary Termination Absent a Change in Control — Severance Benefits — Acceleration of Vesting of Equity Awards,” set forth in Appendix A attached hereto.  All references to a “Participant” in the Plan shall be deemed to refer to the undersigned.

The undersigned employee acknowledges that the Plan confers significant legal rights and may also constitute a waiver of rights under other agreements with the Company; that the Company has encouraged the undersigned to consult with the undersigned’s personal legal and financial advisors; and that the undersigned has had adequate time to consult with the undersigned’s advisors before executing this agreement.

The undersigned employee acknowledges that he or she has received a copy of the Plan and has read, understands and is familiar with the terms and provisions of the Plan.  The undersigned employee further acknowledges that (1) by accepting the arbitration provision set forth in Section 13 of the Plan, the undersigned is waiving any right to a jury trial in the event of any dispute covered by such provision and (2) except as otherwise established in an employment agreement between a member of the Company Group and the undersigned, the employment relationship between the undersigned and the Company Group is an “at-will” relationship.

Executed on December 18, 2008.

Participant	Facet Biotech Corporation

/s/ Andrew Guggenhime	By:	/s/ Francis Sarena
Andrew Guggenhime

Address:	Name:	Francis Sarnea

[***]
	Title:	Vice President, General Counsel and Secretary

APPENDIX A

TO

AGREEMENT TO PARTICIPATE IN THE

FACET BIOTECH CORPORATION

RETENTION AND SEVERANCE PLAN

OF

Andrew Guggenhime

For all purposes of the participation of Andrew Guggenhime in the Facet Biotech Corporation Retention and Severance Plan (the “Plan”), Section 4.1(b)(4) of the Plan shall be deemed to include the following additional subsection (vi):

(vi)                              Additional Acceleration of Vesting of Stock Options Upon Involuntary Termination Absent a Change in Control Occurring On or Before December 31, 2009.  If the Participant’s Involuntary Termination Absent a Change in Control occurs on or before December 31, 2009, then the additional vesting of each stock option held by the Participant to which the Participant is entitled, as determined in accordance with subsection (i), subsection (ii) or subsection (iii) above, as applicable, shall be further increased by an amount equal to twenty-five percent (25%) of the total number of shares originally subject to such stock option, provided that the resulting total number of vested shares subject to such stock option shall not exceed one hundred percent (100%) of the total number of shares originally subject to such stock option.  For the purposes of this subsection, the “total number of shares originally subject to such stock option” shall take into account any adjustments for changes in the capital structure of the Company determined in accordance with the equity award plan and award agreement governing such stock option.